Exhibit 10(m)(vii)

[As amended August 7, 2003]

ALBANY INTERNATIONAL CORP.

1998 Stock Option Plan

1.             Purpose.

This plan (“the 1998 Plan”) is intended as an incentive to officers and other key employees of Albany International Corp. (“the Company”) and its subsidiaries to encourage them to remain in the employ of the Company and its subsidiaries by affording them a greater interest in the success of the Company and its subsidiaries.

2.             Administration.

The 1998 Plan shall be administered by the Committee (as herein defined).  Subject to the provisions of the 1998 Plan, the Committee shall have authority, within its absolute discretion:

(a)  to grant options for shares of Class A Common Stock of the Company under the 1998 Plan; provided, that the maximum number of shares of Class A Common Stock with respect to which any optionee may be granted options during any calendar year shall not exceed 100,000;

(b)  to determine which of the officers and other key employees of the Company and its subsidiaries shall be granted options;

(c)  to determine the time or times when options shall be granted and the number of shares to be subject to each option;

(d)  to determine the option price of the Class A Common Stock subject to each option, which shall not be less than 100% of the fair market value of the Class A Common Stock on the date of granting of an option;

(e)  to determine the fair market value of the Class A Common Stock on the date of the granting of an option;

(f)  to determine the term of each option, which shall not continue for more than twenty years from the date of granting of the option, and to accelerate the expiration of the term of an option;

(g)  to determine the time or times when each option shall be exercisable and to accelerate at any time the time or times when an outstanding option shall be exercisable;

(h)  to accept, as full or partial payment of the option price and/or any taxes to be withheld by the Company upon exercise of any option, shares of Class A Common Stock tendered by the optionee or requested by the optionee to be withheld from the shares to be delivered upon such exercise, and to determine the value of the shares so tendered or withheld;

(i)  to determine, to the extent permitted by law, the status under the Internal Revenue Code of any option granted under the 1998 Plan, including, without limitation, whether the option shall be treated as an Incentive Stock Option;

(j)  to determine the effect on any option of the termination of the employment of the optionee and of any conduct or activity of the optionee;

(k)  to determine the extent to which options granted under the 1998 Plan shall be assignable or transferable;

(l)  to prescribe from time to time the form or forms of the instruments evidencing options granted under the 1998 Plan;

(m)  to adopt, amend and rescind from time to time such rules and regulations as it, in its absolute discretion, may deem to be advisable in connection with administration of the 1998 Plan;

(n)  to construe and interpret the 1998 Plan, instruments evidencing options granted under the 1998 Plan and rules and regulations adopted by the Committee with respect to the 1998 Plan; and

(o)  to make all other determinations which the Committee, in its absolute discretion, deems necessary or desirable at any time with respect to the administration of the 1998 Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and on any other persons claiming rights under this Plan or with respect to any option granted hereunder.

As used herein, the term “the Committee” shall mean the Board of Directors or such Committee of the Board of Directors as the Board of Directors may from time to time designate for this purpose.

3.             Shares Subject to the 1998 Plan.

Subject to Article 4 hereof, the aggregate number of shares for which options may be granted under the 1998 Plan shall be (a) 500,000 shares of Class A Common Stock of the Company as presently constituted plus (b) such additional number of shares as the Board of Directors of the Company shall, from time to time subsequent to January 1, 1999 and during the term of the 1998 Plan, determine; provided that the number of shares so added by the Board of Directors shall not exceed, in any one calendar year, 500,000 shares of Class A Common Stock as presently constituted; and provided, further, that the total number of shares then available for the grant of options pursuant to the 1998 Plan shall not exceed 1,000,000 at any time.

If any options granted under the 1998 Plan shall expire, terminate or be surrendered, in whole or in part, the number of shares as to which such options shall not have been exercised shall thereupon again become available for option hereunder.

Shares of Class A Common Stock to be issued upon exercise of options granted under the 1998 Plan may be either authorized but unissued shares or issued shares reacquired in any manner by the Company, as the Board of Directors may from time to time determine.

Cash proceeds received upon the exercise of options granted under the 1998 Plan shall be added to the general funds of the Company and may be used for any corporate purpose.

4.             Recapitalizations, etc.

Notwithstanding any other provision of the 1998 Plan, in the event of any change in the outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and class of shares for which options may be granted under the 1998 Plan, the number and class of shares subject to each outstanding option and the option prices may be (but are not required to be) appropriately adjusted by the Committee, whose determination shall be conclusive.  No fractional shares shall be issued under the 1998 Plan and any fractional shares resulting from computations pursuant to this Article 4 shall be eliminated from the option.

5.             Indemnification of Committee.

In addition to such other rights of indemnification as they may have as directors, as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with an appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the 1998 Plan or any option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties, provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

6.             Amendment and Termination of the 1998 Plan.

No option shall be granted under the 1998 Plan subsequent to May 12, 2008.  The Board of Directors of the Company may, at any time, suspend or terminate the 1998 Plan or make changes in or additions to it as the Board of Directors deems advisable; provided, however, that, except as provided in Article 4 hereof, the Board of Directors may not, without approval by a majority of the votes entitled to be cast by shares of common stock of the Company present and entitled to be cast at a meeting of stockholders of the Company, materially increase the aggregate number of shares for which options may be granted under the 1998 Plan or increase the maximum number of shares of Class A Common Stock with respect to which any optionee may be granted options during any calendar year.

7.             Shareholder Approval.

The 1998 Plan shall not become effective unless and until it has been approved by a majority of the votes entitled to be cast by shares of common stock of the Company present or represented and entitled to be cast at the first meeting of stockholders of the Company held after approval of the 1998 Plan by the Board of Directors of the Company.